UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2012

Learning Tree International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1805 Library Street

Reston, Virginia 20190

(Address of principal executive offices)

(703) 709-9119

(Registrant’s Telephone Number)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On May 8, 2012, Learning Tree International, Inc. (the “Company”) announced that its Board of Directors amended the Company’s share repurchase program to authorize the repurchase of up to $35,000,000 in the aggregate of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The increase of $4,500,000 authorized for repurchase under the program equates to approximately 5.9% of the Company’s issued and outstanding shares of Common Stock based upon the $5.60 closing price of the Common Stock on May 7, 2012. Following the amendment to the program, there was $4,571,585 available for share repurchase under the program.

As of April 30, 2012, the Company had approximately 13,510,925 shares of Common Stock outstanding. Under the share repurchase program, the Company may acquire shares of its common stock in the open market or in any private transaction, from time-to-time and in accordance with applicable laws, rules and regulations.

The press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

99.1 Press release dated May 8, 2012.

The information in this Form 8-K and the exhibit attached hereto pursuant to Item 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act by Learning Tree International, Inc., except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 8, 2012

LEARNING TREE INTERNATIONAL, INC.

By:	/s/ Dr. David C. Collins
Dr. David C. Collins
Chief Executive Officer